Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces $549 Million Profit Excluding Special Items
Company Reports GAAP Profit of $467 Million

ATLANTA, July 19, 2010 – Delta Air Lines (NYSE:DAL) today reported financial results for the June 2010 quarter.  Key points include:

•	Delta’s net income for the June 2010 quarter was $549 million, or $0.65 per diluted share, excluding special items1. This is a $748 million improvement year over year.
•	Delta’s net income was $467 million, or $0.55 per diluted share, for the June 2010 quarter.
•	Results include $90 million in profit sharing expense, in recognition of Delta employees’ achievements toward meeting the company’s financial targets.
•	Delta generated more than $1 billion in operating cash flow and ended the June 2010 quarter with $6.0 billion in unrestricted liquidity.

“Delta’s profit this quarter is our best result in a decade and proof that our plan has positioned us well as the economy begins its recovery,” said Richard Anderson, Delta’s chief executive officer.  “These results would not have been possible without the dedication and determination of Delta people.  We’re happy to recognize our employees’ contributions with $90 million in profit sharing.”

Revenue Environment
Delta’s operating revenue grew $1.2 billion, or 17% in the June 2010 quarter compared to the 2009 quarter.

•
Passenger revenue increased 19%, or $1.1 billion, compared to the prior year period on 1% lower capacity.  Passenger unit revenue (PRASM) increased 19.4%, driven by a 17% improvement in yield and a 1.9 point improvement in load factor.

•	Cargo revenue increased 22%, or $38 million, on higher cargo volume and yield.
•	Other, net revenue increased 3%, or $24 million, primarily due to increased baggage fees.

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Comparisons of revenue-related statistics are as follows:
		Increase (Decrease)
		2Q10 versus 2Q09
		Change	Unit
Passenger Revenue	2Q10 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$ 3,152	15.7%	14.1%	14.2%	1.4%
Atlantic	1,358	19.4%	30.1%	25.1%	(8.2)%
Pacific	634	52.3%	36.2%	22.5%	11.8%
Latin America	336	16.9%	11.9%	10.4%	4.5%
Total mainline	5,480	20.0%	19.9%	17.3%	0.1%
Regional	1,529	14.2%	19.4%	16.7%	(4.4)%
Consolidated	$ 7,009	18.7%	19.4%	16.7%	(0.6)%

“We are seeing strong improvements in these early stages of the economic recovery and believe there’s room for more revenue growth as the economy continues to stabilize,” said Ed Bastian, Delta’s president.  “We anticipate double-digit year over year unit revenue gains for the September quarter.”

Cost Performance
In the June 2010 quarter, Delta’s operating expense increased $317 million year over year due to higher fuel price and profit sharing expense, which were partially offset by incremental merger cost synergies.

Consolidated unit cost (CASM2), excluding fuel expense, profit sharing and special items, was flat in the June 2010 quarter on a year-over-year basis, despite 1% lower capacity.  Consolidated CASM increased 5% due to higher fuel price and profit sharing expense.

Fuel Price and Related Hedges
Delta hedged 51% of its fuel consumption for the June 2010 quarter, for an average fuel price3 of $2.32 per gallon.  The table below represents fuel hedges Delta had in place as of July 16, 2010:

	3Q10	4Q10	2011
Call options	29%	20%	21%
Collars	16%	20%	7%
Swaps	5%	10%	0%
Total	50%	50%	28%

Average crude call strike	$ 82	$ 83	$ 85
Average crude collar cap	81	87	88
Average crude collar floor	72	75	74
Average crude swap	84	89	78

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Liquidity Position
As of June 30, 2010, Delta had $6.0 billion in unrestricted liquidity, including $4.4 billion in cash and $1.6 billion in undrawn revolving credit facilities.  During the quarter, the company prepaid its $914 million revolving credit facility, which is now fully undrawn and available for future cash needs.

Operating cash flow during the June 2010 quarter was $1 billion, driven by the company’s profitability and advance ticket sales, and free cash flow was $778 million.  In the June quarter, Delta contributed nearly $500 million to its pension plans and completed its required 2010 pension funding.  Year to date, Delta has generated $2.0 billion in operating cash flow and $1.4 billion in free cash flow.

Capital expenditures during the quarter were $283 million, which included $154 million for investments in aircraft, parts and modifications.

Subsequent to the end of the quarter, Delta completed its $450 million 2010-1A enhanced equipment trust certificate (EETC) offering.  The certificates will be secured by 22 aircraft that are currently included in Delta’s 2000-1 EETC, which matures in November 2010, and two 777LR aircraft which were delivered in March 2010.

Total debt payments in the June 2010 quarter were $345 million, of which $70 million was paid before scheduled maturity.  At June 30, Delta’s adjusted net debt was $15.6 billion, an $800 million reduction from March 31, 2010.

“Delta exhibited strong cost performance this quarter as merger synergies and productivity offset cost pressures in the business.  Synergies have exceeded our expectations and will be a key factor as we strive to keep our non-fuel unit costs flat for the full year,” said Hank Halter, Delta’s chief financial officer.  “In addition, we continue to make excellent progress in delevering our balance sheet – generating nearly $800 million in free cash flow this quarter and reducing adjusted net debt to $15.6 billion.”

Company Highlights
Delta has a strong commitment to employees, customers and the communities it serves.  Key accomplishments in 2010 to date include:
•	Accruing $90 million in employee profit sharing, in recognition of the achievements of all Delta employees toward meeting the company’s financial targets;
•	Bolstering Delta’s trans-Atlantic joint venture with Air France-KLM with the addition of Alitalia, Italy’s flag carrier;
•
Increasing Delta’s global reach through alliance and codeshare partnerships, including plans to codeshare with GOL airlines, a Brazilian carrier, and the ten-year anniversary celebration of the SkyTeam global airline alliance with the addition of Vietnam Airlines and TAROM, Romania’s flag carrier;

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•	Selling Mesaba and Compass Airlines, two wholly owned regional airline subsidiaries, to Pinnacle Airlines Corp. and Trans States Holdings, Inc., respectively;
•
Obtaining approval from the U.S. Department of Transportation to offer customers nonstop service between Tokyo’s Haneda Airport and Detroit and Los Angeles as well as between Sao Paulo, Brazil and Detroit;

•	Furthering Delta’s efforts to become the leading airline of New York with the launch of Delta Shuttle service between New York-LaGuardia and Chicago-O’Hare International airports;
•	Committing to expand First Class availability to all domestic markets longer than 750 miles, or about two and one-half hours of flight time, beginning this fall;
•	Allowing customers to book scheduled commercial flights and on-demand private jet service in a single transaction through Delta AirElite;
•	Partnering with American Express to offer select Delta SkyMiles Credit Cardmembers the opportunity to check a first bag free for up to nine people in the same reservation; and
•	Raising $1 million for the Martin Luther King Jr. National Memorial in Washington, D.C. with the support of our employees and customers.

Special Items
Delta recorded special items totaling $82 million in the June 2010 quarter, including:
•	$46 million in merger-related expenses; and
•	$36 million in asset impairment charges related to aircraft retirements.

Delta recorded $58 million in merger-related expense items in the June 2009 quarter.

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September 2010 Quarter Guidance
Delta’s projections for the September 2010 quarter are below.

3Q 2010 Forecast

Fuel price, including taxes and hedges	$ 2.33
Operating margin	10 – 12%
Capital expenditures	$ 250 million
Total liquidity at end of period	$ 6.3 billion

3Q 2010 Forecast (compared to 3Q 2009)

Consolidated unit costs – excluding fuel expense and profit sharing	Flat
Mainline unit costs – excluding fuel expense and profit sharing	Up 0 – 2%

System capacity	Up 0 – 2%
Domestic	Up 0 – 2%
International	Up 2 – 4%

Mainline capacity	Up 1 – 3%
Domestic	Up 1 – 3%
International	Up 2 – 4%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009; a statistical summary for those periods; selected balance sheet data as of June 30, 2010 and Dec. 31, 2009; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines serves more than 160 million customers each year. With its unsurpassed global network, Delta and the Delta Connection carriers offer service to 369 destinations in 67 countries on six continents. Headquartered in Atlanta, Delta employs more than 70,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and more than 45 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
2 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties, Delta’s vacation wholesale operations (MLT) and Delta’s dedicated freighter operations through 2009. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues Delta received for providing aircraft maintenance and staffing services to third parties, MLT and freighter operations through 2009.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s consolidated operations.
3 Delta’s June 2010 quarter average fuel price of $2.32 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the effects of weather, natural disasters and seasonality on our business; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009 and our report on Form 10-Q for the quarterly period ended March 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 19, 2010, and which we have no current intention to update.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$5,480	$4,564	$916	20%
Regional carriers	1,529	1,339	190	14%
Total passenger revenue	7,009	5,903	1,106	19%
Cargo	211	173	38	22%
Other, net	948	924	24	3%
Total operating revenue	8,168	7,000	1,168	17%

Operating Expense:
Aircraft fuel and related taxes	1,960	1,812	148	8%
Salaries and related costs	1,702	1,723	(21)	-1%
Contract carrier arrangements(1)	972	965	7	1%
Aircraft maintenance materials and outside repairs	395	392	3	1%
Depreciation and amortization	379	383	(4)	-1%
Contracted services	366	354	12	3%
Passenger commissions and other selling expenses	377	329	48	15%
Landing fees and other rents	324	315	9	3%
Passenger service	165	161	4	2%
Aircraft rent	101	119	(18)	-15%
Profit sharing	90	-	90	NM
Restructuring and merger-related items	82	58	24	41%
Other	403	388	15	4%
Total operating expense	7,316	6,999	317	5%

Operating Income	852	1	851	NM

Other (Expense) Income:
Interest expense	(315)	(324)	9	-3%
Interest income	3	9	(6)	-67%
Miscellaneous, net	(72)	61	(133)	NM
Total other expense, net	(384)	(254)	(130)	51%

Income (Loss) Before Income Taxes	468	(253)	721	NM

Income Tax Provision	(1)	(4)	3	NM

Net Income (Loss)	$467	$(257)	$724	NM

Basic Earnings (Loss) per Share	$0.56	$(0.31)
Diluted Earnings (Loss) per Share	$0.55	$(0.31)

Basic Weighted Average Shares Outstanding	834	827
Diluted Weighted Average Shares Outstanding	842	827

(1) Contract carrier arrangements expense includes $282 million and $212 million for the three months ended June 30, 2010 and 2009, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Six Months Ended June 30,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$9,966	$8,931	$1,035	12%
Regional carriers	2,849	2,573	276	11%
Total passenger revenue	12,815	11,504	1,311	11%
Cargo	387	358	29	8%
Other, net	1,814	1,822	(8)	-%
Total operating revenue	15,016	13,684	1,332	10%

Operating Expense:
Aircraft fuel and related taxes	3,643	3,705	(62)	-2%
Salaries and related costs	3,374	3,429	(55)	-2%
Contract carrier arrangements(1)	1,889	1,873	16	1%
Aircraft maintenance materials and outside repairs	769	816	(47)	-6%
Depreciation and amortization	764	767	(3)	-%
Contracted services	758	786	(28)	-4%
Passenger commissions and other selling expenses	741	685	56	8%
Landing fees and other rents	637	631	6	1%
Passenger service	303	296	7	2%
Aircraft rent	213	240	(27)	-11%
Profit sharing	90	-	90	NM
Restructuring and merger-related items	136	157	(21)	-13%
Other	779	781	(2)	-%
Total operating expense	14,096	14,166	(70)	-%

Operating Income (Loss)	920	(482)	1,402	NM

Other (Expense) Income:
Interest expense	(641)	(632)	(9)	1%
Interest income	23	19	4	21%
Miscellaneous, net	(80)	48	(128)	NM
Total other expense, net	(698)	(565)	(133)	24%

Income (Loss) Before Income Taxes	222	(1,047)	1,269	NM

Income Tax Provision	(11)	(4)	(7)	NM

Net Income (Loss)	$211	$(1,051)	$1,262	NM

Basic Earnings (Loss) per Share	$0.25	$(1.27)
Diluted Earnings (Loss) per Share	$0.25	$(1.27)

Basic Weighted Average Shares Outstanding	833	826
Diluted Weighted Average Shares Outstanding	842	826

(1) Contract carrier arrangements expense includes $540 million and $407 million for the six months ended June 30, 2010 and 2009, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	June 30,	December 31,
(in millions)	2010	2009
	(Unaudited)
Cash and cash equivalents	$4,434	$4,607
Short-term investments	-	71
Restricted cash and cash equivalents (short-term and long-term)	447	444
Total assets	43,809	43,539
Total debt and capital leases, including current maturities	15,783	17,198
Total stockholders' equity	199	245

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Three Months Ended June 30,
	2010		2009		Change

Consolidated (1):
Revenue Passenger Miles (millions)	49,894		49,053		1.7%
Available Seat Miles (millions)	58,698		59,029		-0.6%
Passenger Mile Yield	14.05	¢	12.04	¢	16.7%
Passenger Revenue per Available Seat Mile (PRASM)	11.94	¢	10.00	¢	19.4%
Operating Cost Per Available Seat Mile (CASM)	12.18	¢	11.55	¢	5.4%
CASM excluding Special Items - See Note A	11.89	¢	11.45	¢	3.8%
CASM excluding Special Items and Fuel Expense and Related Taxes (2) - See Note A	8.08	¢	8.06	¢	0.2%
Passenger Load Factor	85.0%		83.1%		1.9	pts
Fuel Gallons Consumed (millions)	965		983		-1.8%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.32		$2.06		12.6%
Number of Aircraft in Fleet, End of Period	958		1,017		(59)	Aircraft
Full-Time Equivalent Employees, End of Period	81,916		82,968		-1.3%

Mainline:
Revenue Passenger Miles (millions)	43,398		42,416		2.3%
Available Seat Miles (millions)	50,642		50,605		0.1%
Operating Cost Per Available Seat Mile (CASM)	11.19	¢	10.62	¢	5.4%
CASM excluding Special Items - See Note A	10.85	¢	10.51	¢	3.2%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.27	¢	7.20	¢	1.0%
Fuel Gallons Consumed (millions)	782		793		-1.4%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.32		$2.14		8.4%
Number of Aircraft in Fleet, End of Period	733		759		(26)	Aircraft

1 Except for full-time equivalent employees, data presented includes operations under our contract carrier arrangements.
2 Excludes $282 million and $212 million for the June 2010 and 2009 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Six Months Ended June 30,
	2010		2009		Change

Consolidated (1):
Revenue Passenger Miles (millions)	92,261		92,013		0.3%
Available Seat Miles (millions)	111,999		114,769		-2.4%
Passenger Mile Yield	13.89	¢	12.50	¢	11.1%
Passenger Revenue per Available Seat Mile (PRASM)	11.44	¢	10.02	¢	14.2%
Operating Cost Per Available Seat Mile (CASM)	12.31	¢	12.02	¢	2.4%
CASM excluding Special Items - See Note A	12.11	¢	11.88	¢	1.9%
CASM excluding Special Items and Fuel Expense and Related Taxes (2) - See Note A	8.38	¢	8.35	¢	0.4%
Passenger Load Factor	82.4%		80.2%		2.2	pts
Fuel Gallons Consumed (millions)	1,836		1,908		-3.8%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.28		$2.16		5.6%
Number of Aircraft in Fleet, End of Period	958		1,017		(59)	Aircraft
Full-Time Equivalent Employees, End of Period	81,916		82,968		-1.3%

Mainline:
Revenue Passenger Miles (millions)	79,929		79,617		0.4%
Available Seat Miles (millions)	96,252		98,369		-2.2%
Operating Cost Per Available Seat Mile (CASM)	11.26	¢	11.14	¢	1.1%
CASM excluding Special Items - See Note A	11.04	¢	10.99	¢	0.4%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.55	¢	7.48	¢	0.9%
Fuel Gallons Consumed (millions)	1,479		1,533		-3.5%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.27		$2.28		-0.4%
Number of Aircraft in Fleet, End of Period	733		759		(26)	Aircraft

1 Except for full-time equivalent employees, data presented includes operations under our contract carrier arrangements.
2 Excludes $540 million and $407 million for the June 2010 and 2009 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•           We sometimes use information that is derived from our Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•           Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•           Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•           Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

•           Delta presents total debt and capital lease payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

•           Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

•           Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash and cash equivalents, to present the amount of additional assets needed to satisfy the debt.

•           Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•           Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These businesses include expenses related to Delta’s providing aircraft maintenance and staffing services to third parties, Delta’s vacation wholesale operations and its dedicated freighter operations through 2009.

•           Delta excludes profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the industry.

	Three Months Ended June 30,
(in millions)	2010	2009
Net income (loss)	$467	$(257)
Item excluded:
Restructuring and merger-related items	82	58
Net income (loss) excluding special items	$549	$(199)
Diluted weighted average shares outstanding	842
Income per share excluding special items	$0.65

Three Months Ended
(in millions)	June 30, 2010
Payment on long-term debt and capital lease obligations	$(1,254)
Adjustments:
Pay down of revolving credit facility	914
Payments under seller financing	(6)
Total debt and capital lease payments	$(346)

Three Months Ended
(in millions)	June 30, 2010
Flight equipment, including advance payments (GAAP)	$(163)
Ground property and equipment, including technology (GAAP)	(33)
Adjustments:
Other investments	(98)
Payments under seller financing	6
Proceeds from sale of flight equipment	5
Total capital expenditures	$(283)

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
(in millions)
GAAP Net cash provided by operating activities	$1,034	$2,000
GAAP Net cash used in investing activities	(262)	(555)
Adjustments:
Redemption of short term investments	-	(73)
Aircraft purchases under seller financing	-	(21)
Payments under seller financing	6	12
Total free cash flow	$778	$1,363

(in billions)	June 30, 2010		March 31, 2010
Debt and capital lease obligations	$15.8		$16.9
Plus: unamortized discount, net from purchase accounting and fresh start reporting	1.0		1.1
Adjusted debt and capital lease obligations		$16.8		$18.0
Plus: 7x last twelve months' aircraft rent		3.2		3.3
Adjusted total debt		20.0		21.3
Less: cash and cash equivalents		(4.4)		(4.9)
Adjusted net debt		$15.6		$16.4

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
CASM	12.46	¢	11.86	¢	12.59	¢	12.34	¢
Ancillary businesses	(0.28)		(0.31)		(0.28)		(0.32)
CASM excluding items not related
to generation of a seat mile	12.18	¢	11.55	¢	12.31	¢	12.02	¢
Items excluded:
Profit sharing	(0.15)		-		(0.08)		-
Restructuring and merger-related items	(0.14)		(0.10)		(0.12)		(0.14)
CASM excluding profit sharing and special items	11.89	¢	11.45	¢	12.11	¢	11.88	¢
Fuel expense and related taxes	(3.81)		(3.39)		(3.73)		(3.53)
CASM excluding fuel expense
and related taxes, profit sharing and special items	8.08	¢	8.06	¢	8.38	¢	8.35	¢

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per cent data)	2010	2009		2010	2009
Consolidated operating expense	$7,316	$6,999		$14,096	$14,166
Less regional carriers operating expense	(1,505)	(1,452)		(2,987)	(2,820)
Mainline operating expense	$5,811	$5,547		$11,109	$11,346
Mainline CASM	11.47 ¢	10.96	¢	11.54 ¢	11.53	¢
Ancillary businesses	(0.28)	(0.34)		(0.28)	(0.39)
Mainline CASM excluding items not related
to generation of a seat mile	11.19 ¢	10.62	¢	11.26 ¢	11.14	¢
Items excluded:
Profit sharing	(0.18)	-		(0.09)	-
Restructuring and merger-related items	(0.16)	(0.11)		(0.13)	(0.15)
Mainline CASM excluding profit sharing and special items	10.85 ¢	10.51	¢	11.04 ¢	10.99	¢
Fuel expense and related taxes	(3.58)	(3.31)		(3.49)	(3.51)
Mainline CASM excluding fuel expense
and related taxes, profit sharing and special items	7.27 ¢	7.20	¢	7.55 ¢	7.48	¢